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                               EXHIBIT 21

                      Subsidiaries of the Registrant

     The following are subsidiaries of the Registrant as of December 31, 1996 and the jurisdiction in which each is organized. The voting securities of each are all owned directly or indirectly by the Registrant, except for CDI-Anders Glaser Wills Limited, the ownership of which is set forth below. Each of the subsidiaries conducts its business using the names indicated except as separately set forth herein. Certain subsidiaries are not listed. These omitted subsidiaries either individually or in the aggregate would not constitute a significant subsidiary.
                                                           State or
                                                           Country of
Subsidiary                                                 Organization
----------                                                 ------------
Subsidiary of the Registrant:
     CDI Corporation (a)                                   Pennsylvania

Subsidiaries of CDI Corporation:
     CDI Aircraft Maintenance Personnel, Inc.              Delaware
     CDI-Anders Glaser Wills Limited (b)(c)                United Kingdom
     CDI Engineering Group, Inc.                           Delaware
     CDI Marine Company                                    Florida
     CDI Telecommunications, Inc.                          Pennsylvania
     CompData Services Corporation                         Delaware
     The M&T Company                                       Pennsylvania
     Management Recruiters International, Inc. (d)         Delaware
     Modern Engineering, Inc.                              Michigan
     Todays Temporary, Inc. (e)                            Pennsylvania
     1175748 Ontario Limited                               Canada

Subsidiary of CDI Aircraft Maintenance Personnel, Inc.:
     STS Services, Inc.                                    Nevada

Subsidiary of CDI Marine Company:
     CDI Power Systems Group, Inc.                         Delaware

Subsidiaries of Management Recruiters International, Inc.:
     InterExec, Inc. (f)                                   Ohio
     Sales Consultants, Inc.                               Ohio

Subsidiaries of Modern Engineering, Inc.:
     Modern Engineering (Deutschland) GmbH                 Germany
     Modern Engineering Tool Construction                  Delaware
     Modern Prototype Company (g)                          Delaware

Subsidiary of Todays Temporary, Inc.:
     Todays Temporary, Ltd.                                Canada
     Todays Legal Staffing, Inc.                           Pennsylvania

Subsidiary of Todays Temporary, Ltd.:
     142760 Canada Inc. (h)                                Canada

Subsidiary of 1175748 Ontario Limited:
     CDI Technical Services, Ltd.                          Canada
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(a)  CDI Corporation also conducts its business using the trade name CDI
     Information Services.
(b) CDI Corporation holds a 60% ownership interest in CDI-Anders Glaser Wills Limited.
(c) CDI-Anders Glaser Wills Limited also conducts its business using the trade names of AGW Trade and CDI Technical Services.
(d) Management Recruiters International, Inc. also conducts its business using the trade names of Management Recruiters, Sales Consultants, Office Mates 5, CompuSearch, ConferView and Career Pathways.
(e) Todays Temporary, Inc. also conducts its business using the trade name Todays Legal Staffing.
(f) InterExec, Inc. also conducts its business using the trade names of DayStar and Sales Staffers.
(g) Modern Prototype Company also conduct its business using the trade name Modern Engineering.
(h)  142760 Canada Inc. conducts its business using the trade name
     Todays Temporary.